SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) June 29, 2005

eXegenics Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	00-26078 (Commission File Number)	75-2402409 (I.R.S. Employer Identification No.)

1250 Pittsford-Victor Road
Building 200, Suite 280
Pittsford, New York 14534

(Address of principal executive
offices including zip code)

(585) 218-4368

(Registrant’s telephone number,
including area code)

(Former name or former address, if changed since last report)

Section 5 — Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     On June 29, 2005 the Company and David Riggs mutually agreed that Mr. Riggs would relinquish his duties as President, Chief Executive and Chief Financial Officer of the Company. Chairman of the Board, John Paganelli, assumed the role of Interim Chief Executive Officer and Interim Chief Financial Officer.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

eXegenics Inc. (Registrant)
Dated: July 1, 2005	By:	/s/ John A. Paganelli

John A. Paganelli Interim Chief Executive Officer